NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

COMMAND CENTER, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No.________________ Dated: November 30, 2007

Command Center, Inc., a Washington corporation (the "**Company**"), hereby certifies that, for value received, _________________ or its registered assigns (the "**Holder**"), is entitled to purchase from the Company up to a total of _____________ shares of common stock, $0.001 par value per share (the "**Common Stock**"), of the Company (each such share, a "**Warrant Share**" and all such shares, the "**Warrant Shares**") at an exercise price equal to $1.25 per share (as adjusted from time to time as provided in Section 9, the "**Exercise Price**"), at any time from May 30, 2008, and through and including the date that is the earliest of (i) five years from the date this Warrant is first exercisable, or (ii) cancellation of this Warrant pursuant to Section 4(c) hereof (the "**Expiration Date**"), and subject to the following terms and conditions. This Warrant (this "**Warrant**") is one of a series of similar warrants (collectively, the "**Warrants**") issued pursuant to that certain Securities Purchase and Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors identified therein (the "**Securities Purchase and Registration Rights Agreement**").

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase and Registration Rights Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "**Warrant Register**"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "**New Warrant**"), evidencing the portion of this Warrant so transferred shall be issued

to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after May 30, 2008, up to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if on the Expiration Date, there is no effective Registration Statement covering the resale of the Warrant Shares, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Annex B (the "**Exercise Notice**"), appropriately completed and duly signed along with the Warrant, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice only if a "cashless exercise" may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "**Exercise Date**." Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) If at any time commencing on or after May 30, 2008, the volume-weighted average closing bid price of the Common Stock as reported by the Trading Market for any 20 consecutive Trading Days is at least 200% of the Exercise Price, the Company may, on any Trading Day after such 20 consecutive Trading Days in which such condition has been satisfied, accelerate the Expiration Date of this Warrant by giving prior written notice (the "**Acceleration Notice**") to the Holder that the Holder will lose its right to exercise this Warrant at 6:30 P.M., New York City time on the date specified in such notice (which date shall be not less than 20 Trading Days following the date such notice is given). Should the Holder fail to exercise this Warrant prior to the date and time specified in the Company's notice pursuant to this Section 4(c), the portion of this Warrant not exercised prior thereto shall be void and shall be deemed to be expired and of no further force and effect. The Company may not give the Acceleration Notice and any Acceleration Notice shall not be effective, unless all the Equity Conditions (as defined below) are met. "**Equity Conditions**" shall mean, (i) the Company shall have paid all liquidated damages and other amounts owing to the Holder, (ii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Warrant Shares issuable pursuant to this Warrant for 120 Trading Days from the date of the Acceleration Notice, (iii) the Common Stock is trading on a Trading Market and all the Warrant Shares that may be issued pursuant to this Warrant are listed for trading thereon, and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for 120 Trading Days, (iv) there are a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the shares

issuable pursuant to this Warrant, (v) there is no existing material default of any of the obligations of the Company pursuant to the terms of this Warrant, and (vi) the issuance of the Warrant Shares in question will not violate the limitations set forth in Section 4(e) of this Warrant.

(d) Insufficient Authorized Shares. If at any time while this Warrant is outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Common Stock equal to 130% (the "**Required Reserve Amount**") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants of like tenor then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(e) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder's affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants), that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent SEC Reports or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number

of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

5. Delivery of Warrant Shares.

(a) The Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full. To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein, an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder. The Company shall promptly (but in no event later than three Trading Days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder, and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the SEC, use its Best Efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If by the third Trading Day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise. If by the third Trading Day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a "**Buy In**"), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

(b) This Warrant is exercisable, either in its entirety or, from time to time, in part in an amount equal to at least the lesser of (i) 50,000 Warrant Shares, or (ii) all of the remaining Warrant Shares issuable pursuant to this Warrant. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or

any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Initial issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company will notify its transfer agent for the Common Stock of the reservation of shares of Common Stock as required under this provision.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) <u>Stock Dividends and Splits.</u> If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased, each in accordance with Section 9(g).

(b) <u>Aggregation of Shares.</u> If after the date hereof, the number of outstanding shares of Common Stock is decreased by a reverse stock split, or a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(c) <u>Replacement of Securities Upon Reorganization, etc.</u> If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (each, a "**Fundamental Transaction**") shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holders of the Warrants the obligation to deliver to the Holders of the Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase. Notwithstanding the foregoing, in the event of any Fundamental Transaction, other than a Fundamental Transaction in which a successor entity of the Company that is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market (as defined in the Securities Purchase and Registration Rights Agreement) assumes this Warrant such that the Warrant shall thereafter be exercisable for the publicly traded common stock of such successor entity, and further provided that the volume-weighted average closing bid price of the Common Stock for the 20 Trading Days commencing with the third Trading Day immediately following the Transaction Announcement Date (or any lesser period prior to consummation of a Fundamental Transaction) is less than the then-effective Exercise Price of this Warrant, then, at the written request of the Holder, if and only if such

request is delivered by notice in writing to the Company within 30 Business Days following the Transaction Announcement Date, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount per Warrant Share equal to the Transaction Value per share of Common Stock outstanding, multiplied by the Warrant Value Percentage shown below. No payment shall be required to be made to the Holder if the Fundamental Transaction is not consummated.

If the Fundamental Transaction shall be consummated:

On or prior to the first anniversary of the date of this Warrant, the Warrant Value Percentage shall be 40%;

After the first anniversary and on or prior to the second anniversary of the date of this Warrant, the Warrant Value Percentage shall be 30%;

After the second anniversary and on or prior to the third anniversary of the date of this Warrant, the Warrant Value Percentage shall be 20%;

After the third anniversary and on or prior to the fourth anniversary of the date of this Warrant, the Warrant Value Percentage shall be 10%; and

After the fourth anniversary of the date of this Warrant, the Warrant Value Percentage shall be 0%.

"**Transaction Announcement Date**" means the date of public announcement by the Company that a definitive binding agreement (subject to any customary conditions including financing, lender, stockholder and regulatory approvals) with respect to a Fundamental Transaction has been entered into by the Company.

"**Transaction Value**" shall mean the value on the date of consummation of the Fundamental Transaction of the net pre-tax proceeds received or receivable by common stockholders of the Company in the Fundamental Transaction. Any proceeds not constituting cash shall be the fair market value of the proceeds (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock value.

(d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon

which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for: (x) any sale of all or substantially all of its assets in one or a series of related transactions, (y) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(g) Rights Upon Distribution Of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the fair market value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("**Other Shares of Common Stock**") of a company

whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, as reasonably applicable to the issuer of the Other Shares of Common Stock, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if at any time a Registration Statement covering the resale of the Warrant Shares is not effective on the Exercise Date, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

$$X = Y [(A-B)/A]$$

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

In the event the value derived for "X" from applying the above formula is less than zero, the number of Warrant Shares to be issued to the Holder shall be deemed to equal zero shares.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

12. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given

and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase and Registration Rights Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase and Registration Rights Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Securities Purchase and Registration Rights Agreement.

13. Securities Purchase and Registration Rights Agreement. The Warrant Shares for which this Warrant is exercisable are entitled to the benefits and subject to the limitations of the Securities Purchase and Registration Rights Agreement, which include registration rights for the Warrant Shares.

14. Miscellaneous.

(a) Subject to the restrictions on transfer set forth herein, this Warrant and the registration rights set forth in the Securities Purchase and Registration Rights Agreement may be assigned by the Holder in increments of not less than 50,000 Warrant Shares or in its entirety. This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company's assets or a merger or acquisition of the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO ANY APPLICABLE PRINCIPALS OF CONFLICTS OF

LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

COMMAND CENTER, INC.

By: ____

Name: Brad E. Herr

Title: Chief Financial Officer

ANNEX A

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Warrant to purchase ______________ shares of Common Stock of Command Center, Inc. to which the within Warrant relates and appoints ______________________________ attorney to transfer said right on the books of Command Center, Inc. with full power of substitution in the premises.

Dated: ______________, 20___

____
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

____
Address of Transferee

____

____

In the presence of:

____

ANNEX B

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant]

To: COMMAND CENTER, INC.

The undersigned is the Holder of Warrant No. _______ (the "**Warrant**") issued by Command Center, Inc., a Washington corporation (the "**Company**"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price shall be made as (check one):

____ "Cash Exercise" under Section 10

____ "Cashless Exercise" under Section 10

4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ______________, 20___

Name of Holder:

(Print) ____________________________

By:____________________________
Name:____________________________
Title:____________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)